Exhibit 99.1

SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS

Whereas, Thomas Looby (“Employee”) and Ekso Bionics Holding, Inc., a Nevada corporation (“EBHI”) have entered into an Employment Agreement dated March 19, 2015 (“Employment Agreement”) and an Invention Assignment and Confidentiality Agreement effective as of April 14, 2014 (“Confidentiality Agreement”).

Whereas, for valuable consideration, Employee gives this Separation Agreement and Full Release of All Claims (“Separation Agreement”) to EBHI and Ekso Bionics, Inc., and their parents, subsidiaries, affiliates, agents, officers, directors and employees, and all of their predecessors and successors (all referred to here as “the Company”).

1.          Separation Date: March 9, 2018 was Employee’s last day of employment with the Company (the “Separation Date”). Accordingly, effective on the Separation Date, Employee hereby resigns as an employee, officer and director of EBHI and Ekso Bionics, Inc., and from any other position Employee may hold with the Company. The Company hereby accepts Employee’s resignation effective on the Separation Date, and the parties agree that Employee’s separation shall be characterized as a voluntary resignation.

2.          Acknowledgment of Payment of Wages: Using the above-referenced Separation Date as Employee’s last date of employment with the Company, by his signature below, Employee acknowledges that his final paycheck with the Company shall be in the gross amount of $61,699, less applicable withholdings and deductions, for all wages, salary, bonuses (except as provided in Sections 3(b) and 3(c)), commissions, reimbursable expenses, accrued vacation and any similar payments due to Employee from the Company as of the Separation Date (the “Termination Payment”). A statement explaining this final paycheck is attached hereto as Exhibit A. By signing below, Employee acknowledges that the Company does not owe Employee any other wages, salary, commissions, reimbursable expenses, accrued vacation and any similar payments. For avoidance of doubt, the Company shall make the payments required under Section 3 of this Separation Agreement separate and apart from the Termination Payment.

3.          Separation Compensation: In exchange for Employee’s agreement to the general release and waiver of claims and covenant not to sue set forth in Sections 8 and 9 below and Employee’s other promises herein, the Company agrees to provide Employee with the following separation compensation (“Separation Compensation”):

a.           Severance: The Company will pay Employee, following the Effective Date (as defined in Section 17), salary continuation at Employee’s current base salary for a period of twelve (12) months commencing on the Separation Date (the “Severance Period”), in the total gross amount of Three Hundred Sixty Thousand Five Hundred Dollars ($360,500.00) for the twelve (12) month period, subject to the Company’s regular payroll practices and required withholdings;

b.           2017 Bonus: Following the Effective Date, the Company will pay Employee a lump sum bonus in respect of services performed in the year ending December 31, 2017 in the amount of $117,463, subject to the Company’s regular payroll practices and required withholdings, in cash or in shares of Common Stock of the Company as Employee may elect in writing a reasonable amount of time prior to such payment date (if no written election is so made by the Employee, such amount will be paid in cash);

c.           Pro Rated 2018 Bonus: If and to the extent that financial, operational and other milestones for the Company, as determined by the Board of Directors of the Company (the “Board”) with respect to the fiscal year 2018 (“Milestones”), are achieved by the Company, as determined by the Board in its sole discretion, the Company will pay to Employee an amount equal to the product of (A) 18.4%, multiplied by (B) 50%, multiplied by (C) $360,500, multiplied by (D) the percentage by which the Company has achieved the Milestones, if any, as determined by the Board in its sole discretion. Any such payment will be made on the date that annual bonuses in respect of the year 2018 would have been paid to Employee had Employee remained employed by the Company. Employee hereby acknowledges that no Milestones have been determined as of the Separation Date, that Milestones, if determined at all, will be determined by the Board in its sole discretion and the Board owes no duty whatsoever to Employee for or in the determination of such Milestones;

d.           Stock options: Each of Employee’s previously granted stock options, which are set forth on Exhibit B hereto (collectively, “Equity Awards”), that would first have become vested or exercisable during the Severance Period if Employee continued to be employed by the Company shall become vested and exercisable on the Separation Date, and all exercisable Equity Awards (including those with accelerated exercisability) shall remain exercisable until the date that is eight years after the Separation Date or, if earlier in respect of any Equity Award, until the latest date upon which such Equity Award could have been exercised in any circumstance under the terms of the original award (the “Latest Expiration Date); and

e.           Benefits: Employee’s eligibility period pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), up to a maximum of eighteen (18) months, will commence on the Separation Date. Employee may continue his participation in the Company’s health, dental and vision insurance plans (“Benefit Plans”) to the extent that Employee elects to continue his coverage at a rate of 102% of the applicable full premium for the Employee’s COBRA continuation coverage period. As additional consideration for Employee’s acceptance of this Separation Agreement, the Company will, following the Effective Date, pay Employee a lump sum amount of $5,000, subject to the Company’s regular payroll practices and required withholdings. Employee hereby acknowledges and confirms that the Company will not, and will not be required to, make any contributions to the cost of Employee’s continued participation in any Benefit Plan and that continuation of coverage in any such Benefit Plan will be at Employee’s cost and selection.

f.            Transition Period. For a period of two months commencing on the Separation Date and ending 2 months thereafter (the “Transition Period”), Employee will provide services to the Company, as an independent contractor and not as an employee, in the role of outside advisor to the Chief Executive Officer of the Company and will use his best efforts to transition all matters to the Company’s new Chief Executive Officer and do such other things and take such other actions as the Company’s Chief Executive Officer may reasonably require from time to time during the Transition Period. During the Transition Period, Employee will continue to receive compensation for his services at the same rate as his salary immediately prior to the Separation Date, and all such payments shall remain subject to the Company’s regular payroll practices and required withholdings;

g.           Moving Expenses. Following the Effective Date, the Company will reimburse the Employee for reasonable out-of-pocket expenses actually incurred by Employee during the Severance Period in direct connection with his move to Atlanta, GA, up to $12,000. Receipts for such expenses must be submitted to the Company by Employee within 30 days of Employee paying for such expenses and will be reimbursed by the Company subject to its regular payroll practices and required withholdings.

By signing below, Employee acknowledges that Employee is receiving the Separation Compensation set forth in this Section 3 in consideration for waiving Employee’s rights to claims referred to in this Separation Agreement and that Employee would not otherwise be entitled to the Separation Compensation.

4.          Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee’s possession or control.

5.          Lock-Up: Employee agrees with the Company that, for a period of ninety (90) days following the Separation Date, other than any Common Stock disposed of as a bona fide gift approved by the Company or pursuant to a transfer without consideration (provided that the transferee of such bona fide gift or transfer agrees to be bound by the terms hereof), he will not, without the prior written consent of the Company, offer, sell, contract to sell, pledge or otherwise dispose of any of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock held by Employee (or enter into any transaction that is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Employee or any affiliate of Employee), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of Securities and Exchange Commission promulgated thereunder; or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any of the Common Stock or any securities convertible into, or exercisable or exchangeable for such Common Stock held by Employee, or publicly announce an intention to effect any such offer, sale, contract to sell, pledge or disposition.

6.          Confidential Information:

a.           Employee hereby acknowledges and agrees that Employee is bound by the Confidentiality Agreement, and that the restrictions concerning but not limited to interference with business, use of confidential and proprietary information, assignment of inventions and patents, and confidentiality set forth in Sections 5, 6 and 7 of the Employment Agreement between Employee and EBHI , shall survive after the Separation Date and remain in full force and effect in accordance with their terms. Employee further acknowledges and agrees that as a result of Employee’s employment with the Company, Employee has had access to the Company’s Confidential Information (as defined in the Employment Agreement), that Employee will hold all Confidential Information in strictest confidence, and that Employee will not make use of such Confidential Information on behalf of any entity or person. Employee further confirms that Employee has delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information and that Employee has not taken with him any such documents or data or any reproduction thereof.

b.           DTSA Notice. Employee hereby acknowledges receipt of the following notice pursuant to 18 U.S.C. § 1833(b)(1) (Defend Trade Secrets Act):

An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

7.          Cooperation:

a.           During the Severance Period, Employee agrees to cooperate with the Company, as reasonably requested by the Company by responding to questions, executing documents, and cooperating with the Company and its accountants and legal counsel with respect to business issues, and/or claims and litigation of which Employee has personal or corporate knowledge. Employee agrees that he shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within Employee’s possession as requested by the Company relating to the Company, its subsidiaries and/or their respective operations in order to facilitate the smooth transition of Employee’s duties to Employee’s successor.

b.           At the request of the Company, Employee agrees to cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including without limitation any claims or actions against its officers, directors and employees. Employee’s cooperation in connection with such actions or claims shall include, without limitation, him being available to meet with the Company or its designees in connection with any regulatory matters, to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial), to provide affidavits, to assist with any audit, inspection, proceeding or other inquiry, and/or to act as a witness in connection with any litigation or other legal or regulatory proceeding affecting the Company, any of its subsidiaries or any of their officers, directors or employees.

8.          General Release and Waiver of Claims:

a.           The payments and promises set forth in this Separation Agreement are in excess of all accrued salary, vacation pay, sick leave benefits, bonus and commission pay, severance pay, profit-sharing, stock options, termination benefits or other compensation to which Employee may be entitled by virtue of Employee’s employment with the Company or Employee’s separation from the Company. To the fullest extent permitted by law, Employee hereby releases and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, parents, predecessors, successors and assigns, insurers, and third-party administrators (collectively, the “Company Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of the Employment Agreement or other contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or his separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act (“ADEA”) or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

b.           To the fullest extent permitted by law, Company hereby releases and waives any claims the Company may have against Employee or his successors and assigns (collectively, the “Employee Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of the Employment Agreement or other contract, provided, however, that the release and waiver in this Section 8(b) shall not apply to claims arising out of, in connection with or as a result of a breach of this Separation Agreement (including those provisions of the Employment Agreement included in this Separation Agreement by reference) occurring after the Effective Date, fraud or intentional misconduct by Employee.

c.           By signing below, each of the Company and Employee expressly waives any benefit of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

d.           Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802.

9.          Covenant Not to Sue:

a.           To the fullest extent permitted by law, at no time subsequent to the Effective Date will Employee pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against any of the Company Releasees, which is based in whole or in part on any matter covered by this Separation Agreement.

b.           Nothing in this section shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Separation Agreement, Employee is releasing any and all individual claims for relief, except that Employee may receive and fully retain a monetary award from a government-administered whistleblower award program.

c.           Nothing in this section shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Separation Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

10.         Nondisparagement: Employee agrees that he will not disparage any of the Company, its subsidiaries or any of their products, services, officers or directors with any written or oral statement. Nothing in this paragraph shall prohibit Employee from providing truthful information in response to a subpoena or in connection with any other legal process. The Company agrees that it will direct its officers, directors and agents not to make or publish any disparaging statements concerning Employee or his job performance while employed by the Company. Notwithstanding the preceding sentences, Employee and the Company’s officers, directors and agents shall testify truthfully if required to testify in any state or federal court or administrative or regulatory agency proceeding or investigation.

11.         Confidentiality: The contents, terms and conditions of this Separation Agreement must be kept confidential by Employee and may not be disclosed except to Employee’s immediate family, accountant or attorneys or pursuant to subpoena or court order. Employee agrees that if Employee is asked for information concerning this Separation Agreement, Employee will state only that he and the Company reached an amicable resolution of any disputes concerning Employee’s separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Separation Agreement.

12.         No Admission of Liability: This Separation Agreement is not and shall not be construed or contended by Employee to be an admission or evidence of any wrongdoing or liability on the part of the Company Releasees or Employee Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Separation Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

13.         Complete and Voluntary Agreement: This Separation Agreement, together with the exhibits hereto and Sections 5 through (and inclusive) 21 of the Employment Agreement, which are incorporated by reference herein, constitute the entire agreement between Employee and the Company with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Except, however, the Ekso Bionics Team Handbook and Professional Conduct and Ethics (PCE) policy and the Employee Inventors Assignment and Confidential Information Agreement (EIACIA) dated on or about November 11, 2007, will remain in full force and effect up to and after Employee’s termination of employment. Employee acknowledges that neither the Company, the Company Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Separation Agreement for the purpose of inducing Employee to execute the Separation Agreement, and Employee acknowledges that he has executed this Separation Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that Employee is executing this Separation Agreement voluntarily, and free of any duress or coercion.

14.         Severability: The provisions of this Separation Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

15.         Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Separation Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Separation Agreement, executed by authorized representatives of each of the parties to this Separation Agreement. This Separation Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original

16.          Review of Separation Agreement: Employee understands that he may take up to twenty-one (21) days to consider this Separation Agreement and, by signing below, affirms that he was advised to consult with an attorney prior to signing this Separation Agreement. Employee also understands he may revoke this Separation Agreement within seven (7) days of signing this document and that the compensation to be paid to Employee pursuant to Section 3 of the Separation Agreement will be paid only after the end of that seven (7) day revocation period (“Revocation Period”). Further, Employee understands that his separation is part of a group termination, and that he has been provided with statistical data on persons identified for separation.

If Employee decides to revoke this Separation Agreement, he shall do so by delivering written notice of revocation to La’Quise Colbert, Human Resources Manager, Ekso Bionics, Inc., 1414 Harbour Way South, Suite 1201, Richmond, CA 94804 or hr@eksobionics.com. After the Revocation Period has passed, Employee understands that this Agreement shall be irrevocable.

17.         Effective Date: This Separation Agreement is effective on the eighth (8th) day after Employee signs it and without revocation by Employee (the “Effective Date”).

18.         Governing Law: This Separation Agreement shall be governed by and construed in accordance with the laws of the State of California.

I HAVE BEEN SPECIFICALLY ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE. NO PROMISES OR REPRESENTATIONS OF ANY KIND HAVE BEEN MADE TO ME ABOUT IT. I HAVE EXECUTED IT VOLUNTARILY AND OF MY OWN FREE WILL, WITHOUT COERCION AND WITH FULL KNOWLEDGE OF WHAT IT MEANS TO DO SO. I UNDERSTAND THAT IF I DO NOT RETURN A SIGNED COPY OF THIS SEPARATION AGREEMENT AND RELEASE AFTER 45 DAYS, THE COMPANY’S OFFER TO PROVIDE THE BENEFITS DESCRIBED IN THIS AGREEMENT SHALL BE WITHDRAWN.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument, effective as of the Effective Date.

EKSO BIONICS HOLDINGS, INC.

/s/ Thomas Looby	By:	/s/ Jack Peurach
THOMAS LOOBY
	Title:	Chief Executive Officer
March 9, 2018
Date	Date:	March 9, 2018

EKSO BIONICS, INC.

	By:	/s/ Max Scheder-Bieschin

	Title:	Chief Financial Officer

	Date:	March 9, 2018

[Thomas Looby Separation Agreement]

EXHIBIT A

QuickCalc Results

Check 1

Name:	Thomas L Looby
Company:	BR8 - Ekso Bionics Inc

File #:	100132
Period Begin Date:	03/01/2018
Period End Date:	03/15/2018
Request Description:	Final Pay
Tax Frequency:
Worked In Cost Number:	000315-0000 - Corp Dev
Disburse Lien Deductions:	No
Gross to Net Summary
Total Hours	0.00
Total Earnings (Gross Pay)	9,705.78
Total Taxes	4,023.41
Total Deductions
Net Pay	5,682.37
Total Memos	0.00
Gross to Net Detail
Hours/Earnings

	Rate	Hours	Earnings	Field #
Regular	15,020.8500		9,705.78

Overtime
Total		9,705.78
Taxes
Federal	2,330.15
Social Security	601.76
Medicare	140.74
State Worked In: CA	853.70
California
SUI/SDI: 75 - California	97.06
(Taxing)

Total	4,023.41

Deductions

Total

Memos

Total

Tax Status Code Changes	☐

Federal:
FUTA:
Social Security:
Medicare:
State Worked In:
State Lived In
SUI/SDI:
Local Worked In:
Local Lived In:
Workers' Compensation:

QuickCalc Results

Check 1

Name:	Thomas L Looby

Company:	BR8 - Ekso Bionics Inc

File #:	100132

Period Begin Date:	03/01/2018

Period End Date:	03/15/2018

Request Description:	PTO Payout

Tax Frequency:	B - Bonus

Worked In Cost Number:	000315-0000 - Corp Dev

Disburse Lien Deductions:	No

Gross to Net Summary

Total Hours	300.00

Total Earnings (Gross Pay)	51,993.24
Total Taxes	19,246.17
Total Deductions
Net Pay	32,747.07
Total Memos	0.00

Gross to Net Detail

Hours/Earnings

	Rate	Hours	Earnings	Field #
Regular
Overtime
P - Paid Time Off Hours	173.3108	300.00	51,993.24	3
Total		300.00	51,993.24
Taxes
Federal	11,438.51
Social Security	3,223.58
Medicare	753.90
State Worked In: CA -	3,431.55
California
SUI/SDI: 75 - California	398.63
(Taxing)

Total	19,246.17

EXHIBIT B

Thomas Looby Stock Awards as of March 9, 2018

Grant	Grant	Option	Exercise	Awards	Shares	Shares Exercisable /	Last Date
Number	Date	Type	Price	Granted	Exercised	Released	To Exercise	Vesting Terms
2014-017M	6/18/2014	NQSO	15.33	57,142	0	57,142	6/18/2024	25% after 1 year then 36 months
2014-055	2/5/2015	NQSO	9.73	28,571	0	22,023	2/5/2025	25% after 1 year then 36 months
2014-077	6/11/2015	NQSO	9.59	85,714	0	57,142	6/11/2025	25% after 1 year then 36 months
2014-240	9/23/2016	NQSO	4.00	220,000	0	77,917	9/23/2026	25% after 1 year then 36 months
2014-260	4/20/2017	NQSO	2.85	107,500	0	-	4/20/2027	25% after 1 year then 36 months
2014-258	4/20/2017	RSU	N/A	75,000	0	-		Release 25% annually over 4 years
Totals				573,927		214,224

Thomas Looby Stock Awards as of March 8, 2019

Grant	Grant	Option	Exercise	Awards	Shares	Shares Exercisable /	Last Date
Number	Date	Type	Price	Granted	Exercised	Released	To Exercise	Vesting Terms
2014-017M	6/18/2014	NQSO	15.33	57,142	0	57,142	6/18/2024	25% after 1 year then 36 months
2014-055	2/5/2015	NQSO	9.73	28,571	0	28,571	2/5/2025	25% after 1 year then 36 months
2014-077	6/11/2015	NQSO	9.59	85,714	0	78,571	6/11/2025	25% after 1 year then 36 months
2014-240	9/23/2016	NQSO	4.00	220,000	0	132,917	9/23/2026	25% after 1 year then 36 months
2014-260	4/20/2017	NQSO	2.85	107,500	0	49,271	4/20/2027	25% after 1 year then 36 months
2014-258	4/20/2017	RSU	N/A	75,000	0	18,750		Release 25% annually over 4 years
Totals				573,927		365,222